Exhibit 15.3

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-82318 and No. 333-83724) of Novo Nordisk A/S of our report dated January 30, 2013 relating to the Consolidated Financial Statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F/A.

Date: June 28, 2013

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab Copenhagen, Denmark